EXHIBIT 15

October 27, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated October 27, 2017 on our review of interim financial information of Barnes Group Inc. (the “Company”), which is included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2017, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 333-205952, 333-196013, 333-150741, and 333-133597).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Hartford, CT